Adamis Pharmaceuticals Corporation 10-K

Exhibit 10.47

FIRST AMENDMENT TO

COMMON STOCK PURCHASE AGREEMENT

This First Amendment to Common Stock Purchase Agreement (this “Amendment”) is dated as of June 30, 2011 (the “Effective Date”), and is entered into by and between Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”) and Eses Holdings (FZE), a limited liability free zone establishment formed in accordance with the laws of Sharjah, United Arab Emirates (“Purchaser” and together with the Company, the “Parties”, and each, individually, a “Party”).

BACKGROUND

A.           The Parties previous entered into a Common Stock Purchase Agreement dated as of November 10, 2010 (the “Agreement”).

B.           The Company desires to amend certain provisions of the Agreement.  Purchaser desires to more closely align the timing of the payments to be made pursuant to the first Milestone Closing (as described below) with the Company’s use of the funds to be provided by such closing.  The Company and Purchaser desire to amend the Agreement as provided for in this Amendment.

AGREEMENT

Effective as of the Effective Date, the Agreement is hereby amended as set forth below.  Capitalized terms not defined herein will have the meanings given to them in the Agreement.

1. Payments With Respect to the First Milestone Closing.

(a) The original Agreement sets forth, on Exhibit A thereto, two potential sets of Milestone Events that may result in a Milestone Closing pursuant to the Agreement (such milestones as are identified and set forth on Exhibit A to the Agreement are referred to as “Milestone No. 1” and “Milestone No. 2”).  The Parties agree as follows: (i) the Company has given notice to the Purchaser that the Applicable Milestones events described relating to Milestone No. 1 have been achieved, and Purchaser agrees that such events have been achieved; (ii) Purchaser shall pay the Company US$550,000 on or before June 27, 2011, in respect of the first Milestone Closing relating to Milestone No. 1; (iii) Purchaser shall pay the Company US $550,000 on or before July 21, 2011, in respect of the first Milestone Closing relating to Milestone No. 1; and (iv) Purchaser shall pay the Company US $1,400,000 on or before September 29, 2011, in respect of the first Milestone Closing relating to Milestone No. 1.  The number of shares of common stock of the Company issuable to Eses by the Company in connection with each such payment shall be proportionately adjusted, based on the purchase price set forth in the Agreement.

(b) Amendment of Agreement and Exhibit A.  The Agreement and Exhibit A thereto are hereby amended to reflect the above provisions.

2. Use of Proceeds.  Purchaser agrees that the Company may use proceeds from the closing relating to Milestone No. 1, as described in Section 1 above, to pay any unconverted principal and interest that becomes due at the maturity date of the Company’s Senior Notes issued in the Gemini Financing (as described and defined in the Disclosure Schedule delivered to the Purchaser in connection with the Agreement), which amount is less than approximately $400,000.  The Agreement, including Exhibit C thereto entitled “Use of Funds,” is hereby amended to reflect the above provisions.

3. Milestone Outside Date.  With respect to Milestone No. 2 on Exhibit A to the Agreement, the “Milestone Outside Date” of April 30, 2011 that is set forth on Exhibit A to the Agreement is hereby amended to be December 31, 2011.

4. No Other Changes; Agreement Effective.  Except as amended as set forth above, the Agreement and the provisions thereof shall continue and remain in full force and effect.  Each party hereby waives and releases the other party from any claims against the other party, and any right to terminate the Agreement, based on actions or omissions of the other party before the date of this Amendment relating to the subject matter of the Agreement or the other party’s obligations thereunder.

5. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Common Stock Purchase Agreement by their duly authorized representatives as of the day and year first written above.

ADAMIS PHARMACEUTICALS CORPORATION		ESES HOLDINGS (FZE)

By:	/s/Dennis J. Carlo	By:	/s/Ahmed Shayan Fazlur Rahman
Name:	Dennis J. Carlo	Name:	Ahmed Shayan Fazlur Rahman
Its:	Chief Executive Officer	Its:	Owner and Manager

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